Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS CLOSES THE PREVIOUSLY ANNOUNCED

ACQUISITION OF WESTERN REFINING’S SOUTHWEST WHOLESALE BUSINESS

EL PASO, Texas – October 15, 2014 –Western Refining, Inc. (NYSE:WNR) (“Western” or “WNR”) and Western Refining Logistics, LP (NYSE:WNRL) (the “Partnership” or “WNRL”) today announced that WNRL has closed the previously announced acquisition of WNR’s southwest wholesale business. The purchase price paid to WNR consisted of $320 million in cash and $40 million in WNRL common units.

WNR’s southwest wholesale business includes:

•	fuel sales of approximately 79,000 barrels per day (bpd) to third party customers and to WNR’s retail and unmanned fleet fueling cardlock businesses
•	rapidly growing crude oil trucking operations in the expanding Permian and San Juan basins
•	a lubricant products distribution business

In connection with the closing, WNR and WNRL have entered into a 10-year product supply agreement, a 10-year fuel distribution and supply agreement, and a 10-year crude oil trucking transportation services agreement, which include certain minimum volume commitments by WNR. The southwest wholesale business is expected to contribute EBITDA of approximately $40 million in 2015.

The cash consideration for the transaction was funded by $51 million of cash-on-hand and $269 million in borrowings under the Partnership’s revolving credit facility. The number of Partnership common units issued, approximately 1.16 million, was based upon the volume-weighted average price per unit for the 10-day trading period ended September 25, 2014.

Non-GAAP Financial Measures

This press release includes the non-GAAP measure earnings before interest, taxes, depreciation and amortization (EBITDA). We believe certain investors and financial analysts use EBITDA to evaluate WNRL’s financial performance and compare WNRL’s performance to certain competitors. EBITDA is also included to help facilitate comparisons of the forecasted operating performance of the wholesale business to be acquired with other companies in our industry. The GAAP measure most directly comparable to EBITDA is net income. This non-GAAP measure should not be considered as an alternative to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following table reconciles forecasted net income to forecasted EBITDA for the wholesale business for the twelve months ended December 31, 2015 (in millions):

Ended Dec. 31, 2015
Net income	$36
Add: Depreciation and Amortization	4

EBITDA	$40

About Western Refining Logistics, LP

Western Refining Logistics, LP is a principally fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately eight million barrels of active storage capacity, distribution of wholesale petroleum products, and crude oil trucking.

More information about Western Refining Logistics is available at www.wnrl.com.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: future fuel sales; growth of crude oil trucking; continued expansion of the Permian and San Juan basins; and the expected EBITDA of the southwest wholesale business. These statements are subject to the general risks inherent in WNR’s and WNRL’s businesses and may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, each of WNR’s and WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond WNR’s and WNRL’s control, which could materially affect each of WNR’s and WNRL’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting each of WNR’s and WNRL’s business is contained in each of their respective filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and neither WNR nor WNRL undertakes any obligation to (and each expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.